EXHIBIT 5.1

                               Pepper Hamilton LLP
                                Attorneys at Law

                                 Hamilton Square
                           600 Fourteenth Street, N.W.
                           Washington, D.C. 20005-2004
                                  202-220-1200
                                202-220-1665 Fax

                                October 27, 2003

Circle Group Holdings, Inc
1011 Campus Drive
Mundelein, Illinois 60060

                 Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

                  Reference is made to a Registration Statement on Form S-8 (the "Registration Statement") of Circle Group Holdings, Inc., an Illinois corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act). The Registration Statement relates to the issuance of up to 150,000 shares (the "Shares") of the class of common stock, par value $.00005 per share, of the Company, as payment for consulting services to be rendered by Michael S. Krome pursuant to a consulting agreement between the Company and the aforementioned individual (the "Plan").

                  In this regard, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the Bylaws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein.

                  On the basis of the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ PEPPER HAMILTON LLP
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                                                        PEPPER HAMILTON LLP